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AXP Money Market Series, Inc.
      AXP Cash Management Fund
File No. 2-54516/811-2591

EXHIBIT INDEX

Exhibit (h)(6):     Transfer  Agency  Agreement  dated  March 9,  2000

Exhibit (i):        Opinion and consent of counsel

Exhibit (j):        Consent of Independent Auditors

Exhibit (n):        Plan under Section 18f-3 dated March 2000

Exhibit (q)(1):     Directors'  Power of  Attorney  to sign  Amendments  to this
                    Registration Statement, dated Jan. 13, 2000

Exhibit (q)(2):     Officers'  Power  of  Attorney  to sign  Amendments  to this
                    Registration Statement, dated Jan. 13, 2000